Exhibit (c)(1) Project Venus Organizational Materials January 13, 2017

Project Venus Key Next Steps

Key Next Steps and Initial Topics to Discuss

Internal Organization

- Initial information requests, diligence and file sharing
- Development of long term financial model
- Organization of materials for "internal" virtual data room

Internal Evaluation

- Assessment of standalone plan
  - Standalone strategic positioning and industry trends
  - Base plan and alternative cases
  - Key initiatives, opportunities for upside and risk assessment
  - Value of standalone margin improvement potential
  - Value creation for shareholders
- Evaluation of alternatives
  - Identification and financial analysis of non-control transaction alternatives and feasibility assessment
- Evaluation of combination with Q
  - Strategic positioning of pro forma company
  - Valuation analysis and synergy potential

Process/External Interaction

- Timeline and next steps
- Public/shareholder relations strategy
- When/how we expect to engage with Q going forward

Mobilization of the Working Group

Special Committee

- Arthur C. Martinez
- James Follo
- Thomas McInerney

HSNi Management

- Mindy Grossman, CEO
- Rod Little, Chief Financial Officer
- Greg Henchel, Chief Legal Officer
- Michael Attinella, CFO, HSN Segment
- Harold Herman, VP, Senior Counsel
- Bill Hunter, SVP, Corporate Controller
- Erick Cortes, VP, FP&A

Centerview Partners

- Blair Effron, Partner
- Jack Levy, Partner
- Todd Davison, Partner
- Jim Christian, Managing Dir.
- Nolan Scaperotti, Principal
- Armaan Pai, Analyst
- Georgia Forbes, Analyst

Goldman Sachs

- Gregg Lemkau, Managing Dir.
- David Friedland, Managing Dir.
- Jennifer Davis, Managing Dir.
- Dan Shefter, Advisory Dir.
- Stefan Duffner, Vice President
- Anne van der Voorden, Assoc.
- Jack Smith, Analyst
- Vera Shi, Analyst

Davis Polk

- George ("Gar") Bason, Partner
- Marc Williams, Partner
- Evan Rosen, Associate
- Alexander Simmons, Law Clerk

Other Advisors

Kekst   E&Y/Deloitte

CENTERVIEW PARTNERS   Goldman Sachs

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Illustrative Near-Term Timeline Timeline subject to when/how we expect to engage with Q going forward Week of January 9th: – Internal organization and kick-off – Initial information sharing, including standalone plan – Continue development of long term financial model Week of January 16th: – Full-day advisor diligence session with management (January 19th in St. Petersburg) – Continued development of long term financial model and potential alternative cases – Identification and analysis of HSNi’s strategic alternatives, potential strategic partners, etc. Week of January 23rd: – Continued analysis and diligence of standalone plan and review of alternatives – Discuss next steps for evaluation and schedule alternative review session with Committee Tentative HSNi Earnings 2 Board Meeting Federal Holiday February SuMTuWThFSa 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 1 2 3 4 January SuMTuWThFSa 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 1 2 3 4 Path to Board Meeting Key Events

Summary of Information Request List Historical Financials – – – Estimated 4Q results Quarterly P&L and cash flow (including detailed expenses, adjustments, allocations, fixed vs. variable costs, etc.) Key performance indicators (e.g., price and volume, ticket sizes, return rates, customer demographics, etc.) Business Trends – Detail on trends by product, category, channel, etc. Projected Financials – FY2017 budget/plan and supporting assumptions – Longer-term financial model and supporting assumptions (including balance sheet and cash flow items) Growth Drivers – Detail on capital/investment and advertising/marketing budgets – Potential additional areas of investment (e.g., new products/geographies, other initiatives) Industry Research – Company or industry reports done internally or by third parties, including consulting strategy presentations Financial Materials Reviewed with the Board (Last ~2 Years) – December Board presentation and other relevant presentations/memos – Annual budgets, performance vs. budget, forecast updates and revisions Capitalization and Other – Detail on equity/debt capitalization, leases, PP&E, etc. 3